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Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals




            Consent of Independent Registered Public Accounting Firm


We have issued our report, dated May 9, 2005 (November 29, 2005 as to the effects of the restatements described in note 8), accompanying the financial statements and schedules from the date of inception February 23, 2005 to December 31, 2005 of Zandaria Ventures Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on April 27, 2006.



                                           "Cinnamon Jang Willoughby & Company"


                                                   Chartered Accountants

Burnaby, BC
April 27, 2006